                                                                                                                                                                                             Exhibit 5.0

                                                                                            LAW OFFICES

                                 ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                                                                                             12TH FLOOR

                                                                                  734 15TH STREET, N.W.

                                                                                 WASHINGTON, D.C. 20005

                                                                               TELEPHONE: (202) 347-0300

                                                                                 FACSIMILE: (202) 347-2172

                                                                                           www.emth.com

                                                                                         October 18, 2006

                                                                                             VIA EDGAR

Board of Directors

Alliance Bancorp, Inc. of Pennsylvania

541 Lawrence Road

Broomall, Pennsylvania 19008

Gentlemen:

             We have acted as special counsel to Alliance Bancorp, Inc. of Pennsylvania, a Federal corporation in organization (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the "Registration Statement"), relating to the issuance of up to 11,241,250 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the transactions contemplated in the Agreement and Plan of Reorganization by and among Greater Delaware Valley Savings Bank (doing business as Alliance Bank, (the "Bank"), Greater Delaware Valley Holdings, a Mutual Company (the "MHC"), Alliance Interim Savings Bank and the Company and the Company's Plan of Additional Stock Issuance (the "Reorganization").

                In this regard, we have examined the Federal Stock Charter and Bylaws of the Company, resolutions of the Boards of Directors of the Bank and the MHC, the Agreement and Plan of Reorganization, the Plan of Additional Stock Issuance, and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to federal laws and regulations which are in affect on the date hereof.

                Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock when issued in accordance with the terms of the Agreement and Plan of Reorganization and the Plan of Additional Stock Issuance, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

Board of Directors

Alliance Bancorp, Inc. of Pennsylvania

October 18, 2006

                We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the headings "The Offering – Federal and State Income Tax Consequences", "The Reorganization – Federal and State Income Tax Consequences" and "Legal and Tax Opinions" in the Prospectus contained in the Registration Statement.

Very truly yours,

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

By:	/s/ Kevin M. Houlihan
Kevin M. Houlihan, a Partner